EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

A.J. Piscitelli & Associates, Inc., a New York corporation
American Institute for Defense and Tactical Studies, Inc., a New York corporation
American Physical Security Group, LLC, a Delaware limited liability company (through March 22, 2011)